EXHIBIT 99.1

Contacts:

TriZetto Media Relations Audrey Mautner 303-495-7197 audrey.mautner@trizetto.com	TriZetto Investor Relations Brad Samson 949-719-2220 brad.samson@trizetto.com

TRIZETTO REPORTS 2003 REVENUES GREW 9% TO $290 MILLION

AND PROJECTS $0.12 TO $0.17 GAAP EPS IN 2004

NEWPORT BEACH, Calif. – February 3, 2004 – The TriZetto Group, Inc. (Nasdaq: TZIX), today reported $290 million in revenues, a pro forma net profit of $0.06 per share and a GAAP net loss of ($0.60) per share for 2003. The company is expecting 2004 to be its first full profitable year, projecting $0.12 to $0.17 GAAP net profit per share.

“Revenue growth in 2003 reflected TriZetto’s increasing shift toward larger health plans and customer acceptance of outsourced services,” said TriZetto Chairman and CEO Jeff Margolis. “The year included many significant operational achievements, most notably substantially enhanced versions of each of our flagship enterprise software products, Facets® and QicLink™ and corresponding expanded hosting capabilities.”

2003 Highlights

•	Total 2003 revenues were $290.3 million, up 9% from $265.2 million 2002.

•	EBITDA was $24.6 million for the year, down 10% from $27.2 million last year.

•	Pro forma net income for 2003 was $3.1 million, or $0.06 per diluted share, compared to $14.3 million, or $0.31 per diluted share in 2002.

•	GAAP net loss for the year was ($27.5) million, or ($0.60) per diluted share, compared to a net loss of ($148.4) million or ($3.28) per diluted share a year-ago.

•	Capital expenditures in 2003 were $27.7 million.

•	Cash and cash equivalents at December 31, 2003 were $76 million.

•	In 2003, the company signed $232.0 million in new contract bookings.

•	At December 31, 2003, total revenue backlog was approximately $496 million and 12-month revenue backlog was approximately $170 million. The timing of contract closings and other factors can cause the company’s backlog to vary from one quarter to the next.

Fourth Quarter Highlights

•	Total revenues were $66.7 million, down 5% from $70.1 million in the year-ago fourth quarter.

•	EBITDA was $1.3 million in the quarter, down 86% from $9.8 million in the fourth quarter of 2002.

•	Pro forma net loss for the quarter was ($2.5) million, or ($0.05) per diluted share, compared to pro forma net income of $5.8 million, or $0.12 per share in 2002.

•	GAAP net loss for the fourth quarter was ($24.1) million, or ($0.52) per diluted share, compared to a net loss of ($136.6) million or ($3.00) per diluted share a year-ago. GAAP net loss for the fourth quarter includes an $18.7 million, or $0.40 per share, charge for expected losses on certain contracts and the write off of assets.

•	New customer contract bookings in the fourth quarter were $48.8 million.

•	Days sales outstanding was 57 for the quarter, compared to 51 in the same quarter last year.

Outlook

For the full year 2004, TriZetto expects to generate between $290 and $305 million in revenues, representing growth of 7% to 12% from an adjusted 2003 continuing operations revenue base of $272 million. The company expects to generate between $38 and $41 million in EBITDA, and between $0.12 and $0.17 GAAP EPS, on a fully diluted share count of approximately 50 million. Capital expenditures in 2004 are expected to be between $24 and $26 million.

The continuing operations revenue base was adjusted to take into account the anticipated reduction in revenues of approximately $18 million due to a customer being acquired (Altius Health Plans) and from reductions in certain lines of business. In 2004, the company is winding down its provider business and will also eliminate existing assets and services associated with non-Facets payer software platforms. The company will concentrate on those lines of business that offer the best strategic fit, future growth prospects and profitability.

For the first quarter of 2004, TriZetto expects to report between $65 and $70 million in revenues, between $7 and $8 million in EBITDA, and breakeven EPS on a fully diluted share count of approximately 49 million.

Fourth Quarter Financial Review

Revenue – Fourth quarter revenues totaled $66.7 million, down 5% from $70.1 million in the fourth quarter of 2002, consistent with the company’s revised guidance issued on January 14, 2004.

Recurring revenues totaled $40.5 million in the quarter, up 6% over the 2002 quarter, due primarily to increased hosting services revenues year-over-year. Non-recurring revenues were $26.1 million, down 18% from a year ago, primarily from lower consulting revenues due to two large fixed-fee implementations, as well as to lower software sales.

Recurring revenues represented 61% of total revenues compared to 55% in the fourth quarter of 2002 and 53% in the third quarter of 2003.

There were 298 new customer contracts signed in the fourth quarter with a total value of $48.8 million, compared to $60.7 million in the year ago quarter and $37.4 million in the third quarter 2003. Contract bookings comprise a mix of current and future period revenues and represent the total expected minimum revenue to be generated during the initial term of each contract. Of the new fourth quarter contracts, 30 were outsourced services contracts (software hosting, business process outsourcing, and other services) valued at $6.3 million; 54 were software license contracts valued at $25.1 million; and 214 were for consulting, implementation services, software customizations and other services valued at $17.4 million.

EBITDA – Fourth quarter EBITDA was $1.3 million versus $9.8 million in the year-ago quarter. This decline was largely due to lower consulting revenue caused by the two fixed-fee implementation engagements and lower software sales. TriZetto reports earnings (loss) in accordance with Generally Accepted Accounting Principles (GAAP) and, additionally, on a non-GAAP basis referred to as pro forma income (loss) and EBITDA. Definitions of these non-GAAP measures and reconciliation to GAAP are included in the attached financial schedules. In 2003, TriZetto taxed pro forma results at a 40% rate; in 2002, pro forma results were taxed at less than 5%.

Pro forma and GAAP income and loss – Pro forma net loss for the fourth quarter was ($2.5) million, or ($0.05) per diluted share, compared to pro forma net income of $5.8 million, or $0.12 per diluted share in the corresponding 2002 quarter. GAAP net loss for the quarter was ($24.1) million, or ($0.52) per diluted share, compared to a net loss of ($136.6) million or ($3.00) per share a year ago.

Fourth quarter GAAP results include an $18.7 million, or $0.40 per share, charge for expected losses on certain contracts related to the provider business (which run through 2008), a fixed fee implementation contract (expected to be completed by mid 2004) and the write-off of assets related to the provider business and non-Facets payer platforms. The effect on future cash flows as a result of these future losses is anticipated to be about $15 million, of which, approximately $7.5 million is expected in 2004.

Cash resources – Cash, restricted cash and short-term investments totaled $76 million at December 31, 2003. For the fourth quarter, net cash used in operating activities was ($4.0) million. For the year, net cash provided by operating activities was $16.7 million.

Conference call

TriZetto will host a conference at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time today to discuss fourth quarter results. Investors may access the webcast through TriZetto’s web site at www.trizetto.com, first by clicking on the Investors button, and then on the Company Information drop-down menu item. The conference call will be archived and available through TriZetto’s web site for 30 days following the call.

The webcast will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About TriZetto

The TriZetto Group, Inc. offers a broad portfolio of healthcare information technology (IT) products and services that can be delivered individually or combined to create a comprehensive solution.

The company provides:

•	leading proprietary and third-party software, including e-business applications;

•	outsourced services, such as software hosting, transaction processing and IT department operations; and

•	strategic and implementation consulting.

TriZetto is focused on three healthcare markets: payers, benefits administrators and physician groups. Its more than 400 customers represent approximately 40 percent of the U.S. insured population. Headquartered in Newport Beach, Calif., TriZetto can be reached at (949) 719-2200 or www.trizetto.com.

Important Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about future net revenues, profits, and financial results, the market for TriZetto’s services, future service offerings, industry trends, client and partner relationships, and TriZetto’s operational capabilities. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including the effectiveness of TriZetto’s implementation of its business plan, the market’s acceptance of TriZetto’s new and existing products and services, the timing of new bookings, risks associated with management of growth, reliance on third parties to supply key components of TriZetto’s services, attraction and retention of employees, variability of quarterly operating results, competitive factors, risks associated with acquisitions, changes in demand for third party products or solutions which form the basis of TriZetto’s service and product offerings, financial stability of our customers, the ability of TriZetto to meet its contractual obligations, including service level commitments, to customers, changes in government laws and regulations and risks associated with rapidly changing technology, as well as the other risks identified in TriZetto’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting TriZetto’s investor relations department at 949/719-2209 or at TriZetto’s web site at www.trizetto.com. All information in this release is as of February 3, 2004. TriZetto undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

# # #

The TriZetto Group, Inc.

Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,
	2003	2002
Revenues
Recurring revenue	$40,522	$38,259
Non-recurring revenue	26,139	31,814

Total revenues	66,661	70,073
Cost of revenues
Recurring revenue	28,730	29,621
Non-recurring revenue	24,052	17,486

	52,782	47,107

Recurring revenue—loss on contracts	11,271	—
Non-recurring revenue—loss on contracts	3,680	—

	14,951	—

Total cost of revenues	67,733	47,107
Gross profit	(1,072)	22,966
Operating expenses
Research and development	6,281	5,471
Selling, general and administrative	11,711	12,702
Amortization of other intangible assets	951	7,187
Restructuring and related impairment charges	3,769	172
Impairment of goodwill and other intangible assets	—	131,019

Total operating expenses	22,712	156,551
Loss from operations	(23,784)	(133,585)
Interest income	197	356
Interest expense	(490)	(388)

Loss before provision for income taxes	(24,077)	(133,617)
Provision for income taxes	—	(2,976)

Net loss	$(24,077)	$(136,593)

Net loss per share:
Basic and diluted	$(0.52)	$(3.00)

Weighted average shares outstanding:
Basic and diluted	46,478	45,574

Other financial data:
Pro forma net (loss) income (a)	$(2,513)	$5,792
EBITDA (b)	$1,333	$9,834
12-month backlog (c)	$168,300	$177,800
Total backlog (d)	$496,200	$587,600

See footnote definitions on following page.

The TriZetto Group, Inc.

Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

(a)	The Company defines pro forma net income (loss) as earnings before amortization of acquisition intangibles and deferred stock compensation, loss on contracts, restructuring and related impairment charges, impairment of goodwill and identified intangibles charges, and related taxes. A 40% tax rate is then calculated on pre-tax pro forma net income. Other companies may calculate pro forma earnings differently. Pro forma earnings is a non-GAAP measure of profitability. Pro forma net income should not be considered in isolation or as an alternative to net income or to cash cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indicator of operating performance or as a measure of liquidity.

	Three Months Ended December 31,
	2003	2002
Reconciliation of net loss to pro forma net (loss) income:

Net loss	$(24,077)	$(136,593)
Amortization of intangible assets and deferred stock compensation	1,169	8,289
Loss on contracts	14,951	—
Restructuring and related impairment charges	3,769	172
Impairment of goodwill and other intangible assets	—	131,019
Provision for income taxes	—	2,976

Pro forma pre-tax (loss) income	(4,188)	5,863
Pro forma income tax (benefit) provision	(1,675)	71

Pro forma net (loss) income	$(2,513)	$5,792

Pro forma net (loss) income per share:
Basic	$(0.05)	$0.13

Diluted	$(0.05)	$0.12

Pro forma weighted average shares outstanding:
Basic	46,478	45,574

Diluted	46,478	46,537

(b)	The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization, loss on contracts, restructuring and related impairment charges, amortization of deferred stock compensation and impairment of goodwill and other intangible assets. Other companies may calculate EBITDA differently. EBITDA is a non-GAAP measure of profitability and is a widely accepted financial indicator of a company's ability to service debt. EBITDA should not be considered in isolation or as an alternative to net income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indicator of operating performance or as a measure of liquidity. Total depreciation, amortization, loss on contracts, restructuring and related impairment charges, and impairment of goodwill and other intangible assets for the three months ended December 31, 2003 and 2002, were $25,117 and $143,419, respectively.

(c)	The Company defines 12-month backlog as minimum recurring revenue and non-recurring software licenses from existing contracts to be recognized over the next 12 months. 2003 backlog was reduced by approximately $10,000 in anticipation of a customer, Altius, terminating their contract in mid 2004.

(d)	The Company defines total backlog as total revenue not yet recognized from recurring revenue and non-recurring software licenses from existing contracts. 2003 backlog was reduced by approximately $79,000 in anticipation of a customer, Altius, terminating their contract in mid 2004.

The TriZetto Group, Inc.

Consolidated Statements of Operations

EBITDA Presentation

(unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,
	2003	2002
Revenues
Recurring revenue	$40,522	$38,259
Non-recurring revenue	26,139	31,814

Total revenues	66,661	70,073
Cost of revenues
Recurring revenue	25,777	26,813
Non-recurring revenue	23,070	16,898

Total cost of revenues	48,847	43,711
Gross profit	17,814	26,362
Operating expenses
Research and development	5,739	5,382
Selling, general and administrative	10,742	11,146

	16,481	16,528
EBITDA	1,333	9,834
Operating depreciation and amortization	5,228	3,939
Amortization of deferred stock compensation	218	1,102
Amortization of other intangible assets	951	7,187
Loss on contracts	14,951	—
Restructuring and related impairment charges	3,769	172
Impairment of goodwill and other intangible assets	—	131,019

	25,117	143,419
Loss from operations	(23,784)	(133,585)
Interest income	197	356
Interest expense	(490)	(388)

Loss before provision for income taxes	(24,077)	(133,617)
Provision for income taxes	—	(2,976)

Net loss	$(24,077)	$(136,593)

The TriZetto Group, Inc.

Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

	Twelve Months Ended December 31,
	2003	2002
Revenues
Recurring revenue	$160,973	$159,178
Non-recurring revenue	129,356	105,972

Total revenues	290,329 (a)	265,150
Cost of revenues
Recurring revenue	115,812	114,509
Non-recurring revenue	93,244	63,311

	209,056	177,820

Recurring revenue—loss on contracts	11,271	—
Non-recurring revenue—loss on contracts	3,680	—

	14,951	—

Total cost of revenues	224,007	177,820
Gross profit	66,322	87,330
Operating expenses
Research and development	24,823	21,911
Selling, general and administrative	52,138	53,966
Amortization of other intangible assets	10,908	28,027
Restructuring and related impairment charges	3,769	651
Impairment of goodwill and other intangible assets	—	131,019

Total operating expenses	91,638	235,574
Loss from operations	(25,316)	(148,244)
Interest income	970	1,609
Interest expense	(2,005)	(1,479)

Loss before provision for income taxes	(26,351)	(148,114)
Provision for income taxes	(1,124)	(250)

Net loss	$(27,475)	$(148,364)

Net loss per share:
Basic and diluted	$(0.60)	$(3.28)

Weighted average shares outstanding:
Basic and diluted	46,170	45,256

Other financial data:
Pro forma net (loss) income (b)	$3,070	$14,252
EBITDA (c)	$24,558	$27,200
12-month backlog (d)	$168,300	$177,800
Total backlog (e)	$496,200	$587,600

See footnote definitions on following page.

The TriZetto Group, Inc.

Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

(a)	In Q3, 2003, the company adopted EITF 01-14, Income Statement Characterization of Reimbursements Received for “Out-of-Pocket” Expenses Incurred. Accordingly, the year to date revenue includes $900 from Q1 and $1,200 from Q2 that were previously recorded as a reduction to expenses incurred. In other words, year to date revenues and cost of revenues have been increased by these amounts. Therefore, this change in accounting policy had no effect on EBITDA, earnings, or earnings per share for either Q3, Q4 or the twelve months ending December 31, 2003.

(b)	The Company defines pro forma net income (loss) as earnings before amortization of acquisition intangibles and deferred stock compensation, loss on contracts, restructuring and related impairment charges, impairment of goodwill and identified intangibles charges, and related taxes. A 40% tax rate is then calculated on pre-tax pro forma net income. Other companies may calculate pro forma earnings differently. Pro forma earnings is a non-GAAP measure of profitability. Pro forma net income should not be considered in isolation or as an alternative to net income or to cash cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indicator of operating performance or as a measure of liquidity.

	Twelve Months Ended December 31,
	2003	2002
Reconciliation of net loss to pro forma net (loss) income:
Net loss	$(27,475)	$(148,364)
Amortization of intangible assets and deferred stock compensation	12,747	30,980
Loss on contracts	14,951	—
Restructuring and related impairment charges	3,769	651
Impairment of goodwill and other intangible assets	—	131,019
Provision for income taxes	1,124	250

Pro forma pre-tax income	5,116	14,536
Pro forma income tax provision	2,046	284

Pro forma net income	$3,070	$14,252

Pro forma net income per share:
Basic	$0.07	$0.31

Diluted	$0.06	$0.31

Pro forma weighted average shares outstanding:
Basic	46,170	45,256

Diluted	47,261	46,528

(c)	The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization, loss on contracts, restructuring and related impairment charges, amortization of deferred stock compensation and impairment of goodwill and other intangible assets. Other companies may calculate EBITDA differently. EBITDA is a non-GAAP measure of profitability and is a widely accepted financial indicator of a company's ability to service debt. EBITDA should not be considered in isolation or as an alternative to net income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indicator of operating performance or as a measure of liquidity. Total depreciation, amortization, loss on contracts, restructuring and related impairment charges, and impairment of goodwill and other intangible assets for the twelve months ended December 31, 2003 and 2002, were $49,874 and $175,444, respectively.

The TriZetto Group, Inc.

Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

(d)	The Company defines 12-month backlog as minimum recurring revenue and non-recurring software licenses from existing contracts to be recognized over the next 12 months. 2003 backlog was reduced by approximately $10,000 in anticipation of a customer, Altius, terminating their contract in mid 2004.

(e)	The Company defines total backlog as total revenue not yet recognized from recurring revenue and non-recurring software licenses from existing contracts. 2003 backlog was reduced by approximately $79,000 in anticipation of a customer, Altius, terminating their contract in mid 2004.

The TriZetto Group, Inc.

Consolidated Statements of Operations

EBITDA Presentation

(unaudited and in thousands, except per share amounts)

	Twelve Months Ended December 31,
	2003	2002
Revenues
Recurring revenue	$160,973	$159,178
Non-recurring revenue	129,356	105,972

Total revenues	290,329 (a)	265,150
Cost of revenues
Recurring revenue	104,609	105,296
Non-recurring revenue	89,910	61,480

Total cost of revenues	194,519	166,776
Gross profit	95,810	98,374
Operating expenses
Research and development	23,258	21,674
Selling, general and administrative	47,994	49,500

	71,252	71,174
EBITDA	24,558	27,200
Operating depreciation and amortization	18,407	12,794
Amortization of deferred stock compensation	1,839	2,953
Amortization of other intangible assets	10,908	28,027
Loss on contracts	14,951	—
Restructuring and related impairment charges	3,769	651
Impairment of goodwill and other intangible assets	—	131,019

	49,874	175,444
Loss from operations	(25,316)	(148,244)
Interest income	970	1,609
Interest expense	(2,005)	(1,479)

Loss before provision for income taxes	(26,351)	(148,114)
Provision for income taxes	(1,124)	(250)

Net loss	$(27,475)	$(148,364)

(a)	See footnote (a) on previous page for explanation.

The TriZetto Group, Inc.

Condensed Consolidated Balance Sheets

(unaudited and in thousands)

	December 31,	December 31,
	2003	2002
Assets
Current assets:
Cash, restricted cash and investments	$76,347	$81,117
Accounts receivable, net	37,349	32,847
Prepaid expenses and other current assets	7,592	9,511

Total current assets	121,288	123,475
Property and equipment, net	41,124	42,307
Other assets	27,277	18,237
Goodwill and other intangible assets, net	43,619	53,977

Total assets	$233,308	$237,996

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,483	$10,757
Short-term note payables and capital lease obligations	34,920	17,921
Other accrued liabilities	56,801	52,466

Total current liabilities	103,204	81,144
Other long-term obligations	16,581	19,438

Total liabilities	119,785	100,582
Total stockholders’ equity	113,523	137,414

Total liabilities and stockholders’ equity	$233,308	$237,996